UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2014

Cintas Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(513) 459-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 3, 2014, William C. Gale, Senior Vice President and Chief Financial Officer of Cintas Corporation (the “Corporation”), notified the Corporation that he will retire from the Corporation effective as of January 31, 2015. Mr. Gale will remain the Senior Vice President and Chief Financial Officer until his retirement.
The Corporation will appoint J. Michael Hansen, age 47, as Vice President and Chief Financial Officer of the Corporation, effective as of Mr. Gale’s retirement. Mr. Hansen joined Cintas in 1995. He has held various positions within Cintas, including General Manager of the Cincinnati Fire location and Corporate Controller. He was appointed Vice President and Treasurer in June 2010.
The Corporation has agreed to increase Mr. Hansen’s annual base salary to $340,000. Mr. Hansen will be eligible for a target annual cash incentive of $110,000. The aggregate amount of the annual cash incentive for fiscal 2015 is comprised of an Earnings Per Share (EPS) component (50%) and individual performance (50%). Based on overall performance, Mr. Hansen could earn 0% up to a maximum of 200% of the annual cash incentive target. Because the target annual cash incentive is based on Mr. Hansen’s base salary, any annual cash incentive will be prorated for the four-month period Mr. Hansen is the Chief Financial Officer and the eight-month period in which he was Vice President and Treasurer. The Compensation Committee of the Corporation’s Board of Directors has approved an award to Mr. Hansen of 16,000 non-qualified stock options and 5,500 shares of restricted stock (the “Promotional Grant”). The Promotional Grant will be awarded upon Mr. Hansen’s appointment effective as of Mr. Gale’s retirement. Mr. Hansen will also be eligible for equity awards under the Corporation’s Management Incentive Plan. Under the Management Incentive Plan, the amount of equity awards for which Mr. Hansen will be eligible is based on a target level of Cintas EPS and individual achievement. For fiscal 2015, Mr. Hansen will receive 75% of his award value in stock options and 25% of his award in restricted stock. Based on overall performance, Mr. Hansen could earn 0% up to a maximum of 200% of the equity award target. Finally, Mr. Hansen will continue to be eligible to participate in all other compensation and benefit programs generally available to the Corporation’s executive officers. More information is provided in the Corporation’s Proxy Statement on Schedule 14A, filed with the SEC on September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINTAS CORPORATION

Date: December 5, 2014	By:	/s/ William C. Gale
William C. Gale
Senior Vice President and Chief Financial Officer